UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 7, 2005
Date of Report (Date of earliest event reported)

WORLDBID CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 201
Blaine, WA
98230	98230
(Address of principal executive offices)	(Zip Code)

(360) 201-0400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a)

On April 7, 2005, management of Worldbid Corporation (the "Company") concluded in consultation with the Company's audit committee that previously issued consolidated audited financial statements for the years ended April 30, 2004 and 2003 included in the Company’s Form 10-KSB for the year ended April 30, 2004, should no longer be relied upon due to errors included in such financial statements. Management and the audit committee have discussed this matter with the Company's independent registered public accounting firm.

The Company will file with the Securities and Exchange Commission amendments to its Annual Report on Form 10-KSB for the fiscal year ended April 30, 2004 to reflect the restated financial statements described in this report. The restated amounts include the following adjustments: (i) an expansion of the Company’s revenue recognition accounting policy note with regard to deferred revenue, (ii) a correction in the method of recording the beneficial conversion feature respecting the Company’s previously issued convertible debentures; and (iii) an allocation of a portion of the convertible debt proceeds to the warrants previously issued by the Company. The net effect of the restatement increases the losses for the year ended April 30, 2004 by $452,878 to $1,136,921, and for the year ended April 30, 2003, by $774,523 to $1,198,349. The restatement results in an increase in the reported loss per share in fiscal 2003 from a loss per share of $0.01 to $0.03 per share, and did not have an impact on previously reported loss per share in 2004. The restatement does not have a material impact on the net loss or net loss per share in each of the quarters ended July 31, 2004, October 31, 2004, and January 31, 2005.

On April 7, 2005, the Company issued a press release announcing its decision the restate the financial statements described in this report. A copy of the press release is attached to this report as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release dated April 7, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDBID CORPORATION

Date:	April 7, 2005
		By:	“Logan B. Anderson”
_______________________
Logan B. Anderson
Chief Executive Officer